Item 77C  Matters submitted to a vote of security holders
[Tax Exempt Funds]

Supplemental Information (Unaudited)

Matters submitted to a vote of security holders

A special meeting of the shareholders of each series of the Registrant was held on November 19, 2010. Upon completion of the acquisition of First Investors Consolidated Corporation by The Independent Order of Foresters, the Registrant's advisory agreement, on behalf of each of its series, automatically terminated. The special meeting was held to (1) approve a new investment advisory agreement between First Investors Management Company, Inc. and each series; and (2) elect six Trustees to the Board of Trustees of the Registrant. The voting results on these proposals are reported below. ("Non-Votes" are broker non-votes held in "street name" for which the broker indicates that instructions have not been received from the beneficial owners or other persons entitled to vote and for which the broker does not have discretionary voting authority. Abstentions and broker non-votes, if any, are counted as shares present at the special meeting for quorum purposes but are not voted for or against any proposal. Accordingly, abstentions and broker non-votes, if any, had the effect of a negative vote on the proposal to approve a new investment advisory agreement.) Pursuant to Instruction 2 of Sub-Item 77C of Form N-SAR, it is not necessary to provide in this exhibit details concerning shareholder action regarding procedural matters.

Proposal to approve a new advisory agreement:

                                      # of Votes  			      # of Vote
						  New Jersey Tax Exempt Fund
California Tax Exempt Fund
For                                     1,342,045 For                          2,353,833
Against                                    27,544 Against                         16,415
Abstain                                    57,460 Abstain                         89,660
Non-Votes                                 332,403 Non-Votes                      469,547

Connecticut Tax Exempt                            New York Tax
Fund                                              Exempt Fund
For                                     1,265,680 For                          5,854,953
Against                                    11,587 Against                        111,103
Abstain                                    59,447 Abstain                        280,116
Non-Votes                                 299,415 Non-Votes                      508,874

Massachusetts Tax                                 North Carolina Tax
Exempt Fund                                       Exempt Fund
For                                     1,211,106 For                          1,026,707
Against                                     5,586 Against                         13,323
Abstain                                    63,100 Abstain                         11,628
Non-Votes                                 104,658 Non-Votes                      366,310

Michigan Tax Exempt Fund                          Ohio Tax Exempt Fund

For                                     1,133,095 For                          1,058,545
Against                                    37,351 Against                         46,549
Abstain                                    79,242 Abstain                         80,019
Non-Votes                                 278,557 Non-Votes                      161,482

Minnesota Tax Exempt                  # of Votes  Oregon Tax Exempt Fund       # of Vote
Fund
For                                     1,073,103 For                          1,888,259
Against                                    30,095 Against                         24,006
Abstain                                    24,877 Abstain                        102,206
Non-Votes                                  97,269 Non-Votes                      194,360

Pennsylvania Tax Exempt Fund                      Virginia Tax
                                                  Exempt Fund
For                                     1,635,981 For                          1,580,332
Against                                    36,877 Against                          9,160
Abstain                                   148,702 Abstain                        253,669
Non-Votes                                 401,659 Non-Votes                       86,811

Tax Exempt Fund                                   Tax Exempt Fund II
For                                    30,080,969 For                          6,544,111
Against                                 1,188,222 Against                        123,639
Abstain                                 2,338,505 Abstain                        339,913
Non-Votes                               7,609,759 Non-Votes                    1,872,805


Proposal to elect six Trustees to the
Board of Trustees of the Registrant:

Nominee                              Votes For    Votes Withheld
Charles R. Barton, III                 80,492,284                    3,950,344
Stefan L. Geiringer                    80,391,824                    4,050,805
Robert M. Grohol                       80,399,018                    4,043,610
Arthur M. Scutro, Jr.                  80,450,084                    3,992,545
Mark R. Ward                           80,480,960                    3,961,669
Christopher H. Pinkerton               80,393,910                    4,048,719
